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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 5, 2019 (except for Note 14 as to which the date is April 23, 2019 and except for Note 2, under the heading Reverse Stock Split, as to which the date is June 10, 2019) relating to the consolidated financial statements of Atreca, Inc. appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement on Form S-1.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California
June 10, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM